UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2023

StepStone Private Credit Fund LLC

(Exact name of registrant as specified in its charter)

Delaware	814-01624	92-0758580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Lexington Avenue, 31st Floor New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(212) 698-3500

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 26, 2023, Stepstone Private Credit Fund LLC (the “Company”), through its wholly-owned subsidiary, SPV Facility I LLC (“SPV Facility I”), as borrower, amended its Loan and Servicing Agreement (as amended, the “MassMutual Loan and Servicing Agreement”), which provides SPV Facility I with a secured revolving credit facility (as amended, the “MassMutual SPV I Facility”), by executing the First Amendment to Loan and Servicing Agreement, dated as of September 26, 2023 (the “MassMutual SPV I Facility Amendment”), by and among SPV Facility I, the Company, the lenders party thereto and Massachusetts Mutual Life Insurance Company, as the administrative agent. The MassMutual SPV I Facility Amendment, among other things, increases the aggregate commitments from lenders under the MassMutual SPV I Facility to $250.0 million from $200.0 million.

The MassMutual Loan and Servicing Agreement includes various covenants applicable to the Company, in addition to those applicable to SPV Facility I, including covenants relating to certain changes of control of the Company and SPV Facility I. The MassMutual Loan and Servicing Agreement provides for events of default customary for a facility of its type, including with respect to payment defaults, breach of representations and covenants, cross default provisions, lien and judgment limitations, and bankruptcy.

A copy of the MassMutual SPV I Facility Amendment is attached hereto as Exhibit 10.1. The foregoing description is qualified in its entirety by reference to the full text of the MassMutual SPV I Facility Amendment, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

As of September 1, 2023, the Company sold 699,561.96 unregistered shares (the “Sold Shares”) of the Company’s limited liability company interests (the “Shares”) (with the final number of Sold Shares issued being determined on September 28, 2023) pursuant to subscription agreements entered into with the participating investors for aggregate consideration of $18.35 million.

The offer and sale of the Sold Shares were conducted in connection with the Company’s continuous private offering of Shares in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder (the “Private Offering”).

Item 8.01 Other Events.

Net Asset Value

The Company’s net asset value per Share as of August 31, 2023, as determined in accordance with the Company’s valuation policy, was $26.23.

As of August 31, 2023, the Company’s aggregate net asset value was approximately $235.9 million, the fair value of its investment portfolio was approximately $417.0 million, and it had $192.4 million in debt outstanding (at principal).

Status of Offering

The Company is currently conducting the Private Offering on a continuous basis for up to $10 billion in Shares. As of the date hereof, the Company has issued an aggregate of 9,694,035.08 Shares in the Private Offering for total consideration of approximately $249.1 million. These figures do not include any Shares issued in connection with the Company’s distribution reinvestment plan (if any). The Company intends to continue selling Shares in the Private Offering on a monthly basis.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Loan and Servicing Agreement, dated as of September 26, 2023, among the Company, SPV Facility I LLC, as the borrower, the lenders party thereto, and Massachusetts Mutual Life Insurance Company, as the administrative agent
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2023

StepStone Private Credit Fund LLC

By:	/s/ Joseph Cambareri
Name:	Joseph Cambareri
Title:	Chief Financial Officer and Corporate Secretary

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